UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 15, 2010

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 15, 2010, certain executive officers of Ariba, Inc. (“Ariba”) entered into written sales plans intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Sales Plans”). Specifically, Robert Calderoni, Ariba’s Chairman and Chief Executive Officer, Kevin Costello, Ariba’s President, Kent Parker, Ariba’s Chief Operating Officer, and Ahmed Rubaie, Ariba’s Executive Vice President and Chief Financial Officer, each entered into a Sales Plan intended to be in effect for a minimum duration of 12 months, unless terminated earlier under certain conditions.

The Sales Plans provide the executive officers with an opportunity to diversify their investment portfolio while avoiding concerns about transactions occurring at a time when they might possess material nonpublic information regarding Ariba.

Transactions made under the Sales Plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be so required, Ariba does not undertake any obligation to update or report any modification, termination, or other activity under the Sales Plans or any other plan that may be adopted by other officers or directors of Ariba.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: December 15, 2010	By:	/S/ AHMED RUBAIE
Ahmed Rubaie
Executive Vice President and Chief Financial Officer